

<ARTICLE>                     5
<LEGEND>
RESTATEMENT OF EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share.

     On  October  30,  1997,  the  Company  acquired  Neutronics  Holdings  A.G.
("Neutronics"),  an electronics  manufacturing services provider with operations located  in  Austria  and  Hungary.  The  acquisition  was  accounted  for  as a
pooling-of-interests   and  all  financial   statements   presented   have  been
retroactively restated to include the results of Neutronics.

     The Company's financial statements for each of the quarters of the years ended March 31, 1997 have been restated to correct the Company's accounting for the acquisition of the Astron Group Limited to conform to United States
Generally Accepted Principles.

     The following tables restate financial data schedules for the first three quarters and the year ended March 31, 1997 giving effect to the application of SFAS No. 128, the restatement of the Company's prior results to include the results of Neutronics and the restatement of the Company's prior results to correct the accounting for the acquisition of the Astron Group :
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   3-MOS                     3-MOS               3-MOS           12-MOS
<FISCAL-YEAR-END>                         MAR-31-1997        MAR-31-1997         MAR-31-1997      MAR-31-1997
<PERIOD-START>                            APR-01-1996        JUN-30-1996         SEP-30-1996      APR-01-1996
<PERIOD-END>                              JUN-30-1996        SEP-30-1996         DEC-31-1996      MAR-31-1997
<CASH>                                          9,362             14,854              13,856           24,159
<SECURITIES>                                        0                  0                   0                0
<RECEIVABLES>                                 100,848            104,047              96,400           93,579
<ALLOWANCES>                                    3,752              3,712               4,530            6,072
<INVENTORY>                                    68,306             63,319              63,603          124,362
<CURRENT-ASSETS>                              181,445            183,454             173,892          254,396
<PP&E>                                        133,052            137,475             148,993          197,814
<DEPRECIATION>                                 41,279             41,252              45,443           48,799
<TOTAL-ASSETS>                                309,903            314,297             316,160          446,292
<CURRENT-LIABILITIES>                         148,968            148,432             149,051          284,641
<BONDS>                                             0                  0                   0                0
<PREFERRED-MANDATORY>                               0                  0                   0                0
<PREFERRED>                                         0                  0                   0                0
<COMMON>                                          103                103                 104              107
<OTHER-SE>                                     90,842             96,395              97,561           99,238
<TOTAL-LIABILITY-AND-EQUITY>                  309,903            314,297             316,160          446,292
<SALES>                                       149,782            156,757             161,248          640,007
<TOTAL-REVENUES>                              149,782            156,757             161,248          640,007
<CGS>                                         134,656            138,661             148,614          575,142
<TOTAL-COSTS>                                 143,536            147,952             161,017          619,935
<OTHER-EXPENSES>                               (1,082)               519                (364)             705
<LOSS-PROVISION>                                    0                  0                   0                0
<INTEREST-EXPENSE>                              1,418              1,406                 537            5,720
<INCOME-PRETAX>                                 5,910              6,880                  58           13,647
<INCOME-TAX>                                      763                985                 281            2,027
<INCOME-CONTINUING>                             5,147              5,895                (223)          11,620
<DISCONTINUED>                                      0                  0                   0                0
<EXTRAORDINARY>                                     0                  0                   0                0
<CHANGES>                                           0                  0                   0                0
<NET-INCOME>                                    5,147              5,895                (223)          11,620
<EPS-PRIMARY>                                    0.31               0.36               (0.01)            0.70
<EPS-DILUTED>                                    0.30               0.34               (0.01)            0.67

